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                                                                      Exhibit 11

                 Statement of Computation of Per Share Earnings

         Set forth below are the bases for the computation of earnings per share for the periods shown.


                                                 Six Months Ended
                                                    June 30,
                                         -------------------------------
Earnings Per Common Share                     2005             2004
   Basic                                      $0.45           $0.32
   Average Shares Outstanding               7,085,855       7,016,697
   Diluted                                    $0.43           $0.31
   Average Shares Outstanding
   (including dilutive effect of
   options and warrants)                    7,514,477       7,274,391


                                               Three Months Ended
                                                     June 30,
                                         -------------------------------
Earnings Per Common Share                     2005             2004
   Basic                                      $0.22           $0.15
   Average Shares Outstanding               7,092,770       7,023,232
   Diluted                                    $0.21           $0.15
   Average Shares Outstanding
   (including dilutive effect of
   options and warrants)                   7,533,336        7,315,565